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                                                           EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of NorAm Energy Corp. and Subsidiaries (the "Company") on Form S-3 (File Nos. 33-64001, 33-41493, 33-52853 and 33-55071) and Form S-8 (File Nos. 2-61923,
33-10806, 33-20594, 33-38063, 33-38064, 33-54241, 33-54247, 33-54253) of our
reports dated March 25, 1996, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which reports are included or incorporated by reference in this Annual Report on Form 10-K.

                                                      COOPERS & LYBRAND L.L.P.


Houston, Texas
March 28, 1996